                                                                  EXHIBIT 10.1.5

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 4

         AMENDMENT NO. 4, dated as of June 19, 2003 (this "Amendment"), to the credit agreement dated as of January 7, 1999, as amended and restated as of February 29, 2000, as amended by Amendment No. 1 dated as of July 28, 2000, Amendment No. 2 dated as of August 3, 2001 and Amendment No. 3 dated as of September 5, 2001 (as so amended, as hereby amended and as otherwise amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among CENTENNIAL CELLULAR OPERATING CO. LLC, as Borrower; CENTENNIAL PUERTO RICO OPERATIONS CORP., as PR Borrower; CENTENNIAL COMMUNICATIONS CORP. (formerly known as Centennial Cellular Corp.), as a Guarantor ("Parent"); the other Guarantors party thereto; each of the lenders from time to time party thereto (individually, a "Lender" and, collectively, the "Lenders"); JP MORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as co-lead arranger and co-syndication agent (in such capacity, together with its successors in such capacity, "JP Morgan Chase"); MERRILL LYNCH & CO. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as co-lead arrangers and co-syndication agents (in such capacity, together with their successors in such capacity, and JP Morgan Chase, the "Co-Syndication Agents"); BANK OF AMERICA, N.A., as arranger and administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent", and together with JP Morgan Chase, the "Amendment Arrangers"); and THE BANK OF NOVA SCOTIA, as documentation agent (in such capacity, together with its successors in such capacity, the "Documentation Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

                                  INTRODUCTION

         (A) Borrower and PR Borrower have requested, and the Majority Lenders and the Administrative Agent have agreed, to amend the Credit Agreement as hereinafter set forth.

         (B) From and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended, but only upon and subject to the terms and conditions set forth herein.

         (C) In consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       AMENDMENTS TO THE CREDIT AGREEMENT

Section 1.1. Amendments.

         (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions therein in correct alphabetical order:

                  "Amendment No. 4" shall mean Amendment No. 4 dated as of June 19, 2003 to this Agreement.

                  "Amendment No. 4 Effective Date" shall mean the Effective Date, as such term is defined in Amendment No. 4.

                  "Cash Balance" shall mean, at any time, the aggregate amount of all cash and Permitted Investments of Borrower and its Subsidiaries at such time, but only to the extent that such cash and Permitted Investments constitute Pledged Collateral under the Security Agreement.

                  "Senior Exchange Indenture" shall mean the indenture pursuant to which the Senior Exchange Notes are issued.

                  "Senior Exchange Notes" shall have the meaning given to such term in the definition of "Senior Notes" set forth in this
                  Section 1.01.

                  "Senior Exchange Offer" shall have the meaning given to such term in the definition of "Senior Notes" set forth in this
                  Section 1.01.

                  "Senior Notes" shall mean the 10?% Senior Notes due 2013 of Borrower and Parent in an aggregate principal amount of at least $300 million and no more than $600 million issued in accordance with the terms and conditions set forth in the Senior Notes Offering Circular, including the senior notes issued pursuant to a registered exchange offer (the "Senior Exchange Offer") therefor made pursuant to the registration rights agreement entered into in connection with the issuance thereof on the date of issuance thereof (the "Senior Exchange Notes").

                  "Senior Notes Documents" shall mean the Senior Notes Indenture and all other documents relating to the issuance of the Senior Notes.

                  "Senior Notes Indenture" shall mean the Indenture dated June 20, 2003 pursuant to which the Senior Notes were (and the Senior Exchange Notes will be) issued.

                  "Senior Notes Offering Circular" shall mean the confidential offering circular, dated as of June 16, 2003, relating to the offering of the Senior Notes.

                  "Senior Notes Proceeds" shall mean the aggregate gross proceeds resulting from all issuances of the Senior Notes.

         (b) The following definitions found in Section 1.01 of the Credit Agreement are hereby amended to read in their entirety as follows:

                  "Additional Senior Subordinated Notes" shall mean any senior subordinated notes of Borrower or PR Borrower or any senior notes of any direct or indirect parent of Borrower or Centennial Caribbean Holding Corp. for gross proceeds of up to $300.0 million (which $300.0 million shall be reduced by the amount of Senior Notes Proceeds), including without duplication the senior subordinated notes or senior notes (as the case may be) issued pursuant to a registered exchange offer therefor, which notes shall in any event (i) have covenants, events of default, redemption and repurchase provisions and modification provisions in the aggregate not materially less favorable to the Companies and the Lenders than the covenants, events of default, redemption and repurchase provisions and modification provisions of the Senior Subordinated Notes, as reasonably determined by Borrower and PR Borrower, (ii) mature after the Final Maturity Date (or, if later, the final maturity date of any Incremental Facility), (iii) be unsecured, and (iv) in the case of any such notes issued by Borrower or PR Borrower have subordination terms substantially similar to the Senior Subordinated Notes.

                  "Financial Maintenance Covenants" shall mean the covenants set forth in Section 9.11(a) through (d).

                  "Operating Cash Flow" shall mean, for any period:

                  (a) for all purposes other than the calculation of the Total Leverage Ratio in connection with determining the Applicable Margin, the sum (without duplication) of the amounts for such period of Adjusted Net Income, plus, in each case to the extent deducted in calculating such Adjusted Net Income,
                  (x)(1) income tax expense, (2) withholding tax expense incurred in connection with cross border transactions, (3) consolidated interest expense (including in respect of the Senior Subordinated Notes and (if issued by Borrower or any Subsidiary of Borrower) the Additional Senior Subordinated Notes), (4) depreciation and amortization expense, (5) other non-cash items of expense, other than to the extent requiring an accrual or reserve for future cash expenses, (6) monitoring and management fees actually paid to any Permitted Holder as permitted by Section 9.15 all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries, and (7) all tax expense, interest expense (including accretion of original issue discount), restructuring fees and other charges arising in connection with the Senior Notes (at closing and any time during their term); provided, that the cost of handsets sold to post-paid customers in Puerto Rico or elsewhere shall not be added back to Adjusted Net Income pursuant to any of the foregoing clauses, and minus, to the extent not otherwise deducted in calculating such Adjusted Net Income, (y)(1) cash dividends or other distributions paid by Borrower to Parent pursuant to Section 9.10(c)(i), (2) distributions received from all Minority Interests during such period to the extent included in calculating such Adjusted Net Income, and (3) capital expenditures for wireless handsets purchased by the Obligors and rented to subscribers for rental purposes in Puerto Rico or elsewhere; and

                  (b) for any calculation of the Total Leverage Ratio in connection with determining the Applicable Margin, the sum (without duplication) of the amounts for such period of Adjusted Net Income, plus, in each case to the extent deducted in calculating such Adjusted Net Income, (1) income tax expense, (2) withholding tax expense incurred in connection with cross border transactions, (3) consolidated interest expense (including in respect of the Senior Subordinated Notes and (if issued by Borrower or any Subsidiary of Borrower) the Additional Senior Subordinated Notes), (4) depreciation and amortization expense, (5) other non-cash items of expense, other than to the extent requiring an accrual or reserve for future cash expenses, and (6) monitoring and management fees actually paid to any Permitted Holder as permitted by Section
                  9.15 all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries; and minus (1) cash dividends or other distributions paid by Borrower to Parent pursuant to Section 9.10(c)(i) and (2) distributions received from all Minority Interests during such period to the extent included in calculating such Adjusted Net Income.

                  Operating Cash Flow shall be calculated on a pro forma basis and otherwise in accordance with GAAP to give effect to any Acquisition or Disposition of any System consummated during the fiscal period of Borrower ended on such Test Date as if each such Acquisition had been effected on the first day of such period and as if each such

                  Disposition had been consummated on the day prior to the first day of such period; provided, that any such pro forma calculation may include adjustments for the pro forma effect of (a) any cost savings accounted for on an annualized basis as a result of an Acquisition by Borrower or any of its Consolidated Subsidiaries which, in the good faith judgment of Borrower (as evidenced by an Officers' Certificate delivered to Administrative Agent), will be eliminated or realized within one year after the date of such transaction (provided that any such cost savings are calculated in accordance with Regulation S-X under the Securities Act of 1933, as amended) or (b) any direct quantifiable savings from the conversion of roaming expense which Borrower will obtain within one year of the transaction in the good faith judgment of Borrower from the Acquisition of a third party which prior to such Acquisition had a contract with Borrower or any of its Consolidated Subsidiaries for roaming services. For purposes of the foregoing sentence, when calculating Operating Cash Flow for any Person or business, Operating Cash Flow and all defined terms used herein (or in any such defined term) shall be deemed to refer to such Person or business.

         (c) The definition of "Change of Control" is hereby amended by inserting a comma followed by the words "Senior Notes Documents" immediately after the phrase "Senior Subordinated Notes Financing Documents."

         (d) The definition of "Excess Cash Flow" is hereby amended by inserting the words "Senior Notes" followed by a comma immediately after the phrase "Senior Subordinated Notes."

         (e) The following definitions found in Section 1.01 of the Credit Agreement are hereby deleted in their entirety:

                  "Fixed Charge Coverage Ratio"

                  "Fixed Charges"

                  "Interest Coverage Ratio"

                  "Senior Debt"

                  "Senior Leverage Ratio"

         (f) Section 1.02 of the Credit Agreement is hereby amended by adding at the end of the first sentence thereof:

                  "; provided that, if Borrower notifies the Administrative Agent that Borrower desires to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies Borrower that it desires to eliminate the effect of any such change), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Total Leverage Ratio, the Pro Forma Debt Service Coverage Ratio, Operating Cash Flow and all components thereof shall be determined on the bases of GAAP as in effect and applied before such change shall have become effective."

         (g) Section 2.10(a)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(ii) Equity Issuance. In an aggregate principal amount equal to 50% of the Net Available Proceeds of all Equity Issuances after the Effectiveness Date, other than (a) the first $125.0 million of Net Available Proceeds received from Equity Issuances after the Effectiveness Date and (b) the Net Available Proceeds received from any Equity Issuance to the extent that it is effected to maintain compliance, or cure non-compliance in accordance with Section 10, with the Financial Maintenance Covenant in Section 9.11(d) hereof (provided, that the amount of such Net Available Proceeds resulting from such Equity Issuance that may be excluded from this subsection (ii) pursuant to this clause (b) shall in no event exceed by more than $5.0 million the minimum amount required at the time of issuance to maintain compliance, or cure non-compliance in accordance with Section 10, with the Financial Maintenance Covenant set forth in Section 9.11(d))."

         (h) Section 3.02(a) of the Credit Agreement is hereby amended by adding the phrase "plus an additional 0.25%" after the phrase "plus the Applicable Margin" in clauses 3.02(a)(i) and 3.02(a)(ii).

         (i) Section 7.01 (iv) of the Credit Agreement is hereby amended adding the phrase ", Senior Notes Documents" after the phrase "Parent Financing Documents" appearing in the third line thereof.

         (j) Section 8 of the Credit Agreement is hereby amended by adding the following new Section at the end thereof:

         "8.25. Tax Shelter Regulations. Except to the extent Borrower or PR Borrower has otherwise notified the Administrative Agent in writing, Borrower or PR Borrower, as applicable, does not intend to treat the Loans and/or Letters of Credit and the related transactions hereunder as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4)."

         (k) Section 9.01(a) of the Credit Agreement is hereby amended by (i) replacing the phrase "each of the first three quarterly fiscal periods of each fiscal year beginning with the fiscal quarter ending November 30, 1998" with "each quarterly fiscal period of each fiscal year" and (ii) adding, after the phrase "year-end audit adjustments" and before the close parentheses at the end thereof, the phrase "and absence of footnotes."

         (l) Section 9.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (p) thereof, (ii) redesignating clause (q) thereof as clause (r) and (iii) adding, immediately following clause
(p) thereof, a new clause (q) to read in its entirety as follows:

                  "(q) Monthly Report. Within 15 days after the end of each calendar month, a summary report setting forth a summary of the consolidated operations and financial performance of the Borrower and its Subsidiaries for such month; and"

         (m) Section 9.06 of the Credit Agreement is hereby amended (i) by deleting the word "and" at the end of clause (q) thereof, (ii) replacing the period at the end of clause (r) thereof with "; and" and (iii) adding, immediately after clause (r) thereof, a new clause (s) to read in its entirety as follows:

                  "(s) Borrower or any Subsidiary may effect any Disposition (other than any Disposition of Equity Interests in Borrower (unless such Equity Interests are acquired by Parent and Parent duly pledges such Equity Interests under the Security Agreement) or, except as permitted by Section 9.06(q), PR Borrower or any direct parent thereof) for fair market value; provided, that (1) the aggregate book value of all assets disposed of pursuant to Dispositions permitted under this subsection (s) shall not exceed in the aggregate $250.0 million, (2) not less than 80% of the consideration received in respect of such Disposition is paid in cash, (3) 100% of the Net Available Proceeds therefrom are applied within one (1) Business Day of receipt thereof to prepay Loans in accordance with
         Section 2.10(b) and (4) the Obligors shall grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in any non-cash consideration received in respect of such Disposition, which non-cash consideration shall be deemed Pledged Collateral in accordance with the Security Agreement."

         (n) The second to last paragraph of Section 9.07 of the Credit Agreement is hereby amended by adding the phrase "the Senior Notes Documents," immediately after the phrase "Additional Senior Subordinated Notes Documents,".

         (o) Section 9.08(i) of the Credit Agreement is hereby amended by replacing the reference therein to "$30.0 million" with "$75.0 million".

         (p) Section 9.08(o) of the Credit Agreement is hereby amended by replacing the phrase "$20.0 million at any time, or with the prior approval of the terms and conditions thereof by the Administrative Agent and the Co-Syndication Agents, $50.0 million at any time" with "$50.0 million at any time (provided that 50% of the Net Available Proceeds from such transactions exceeding, in the aggregate, $20.0 million shall be applied to prepay Term Loans, pro rata, in accordance with Section 2.10(b))".

         (q) Section 9.08 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of Section 9.08(p), (ii) replacing the period at the end of Section 9.08(q) with a semicolon and (iii) adding new subsections 9.08(r) and 9.08(s), which shall read in their entirety as follows:

                  "(r) the Senior Notes and guarantees of the Senior Notes; and

                  (s) Subordinated Debt in an amount not to exceed (i) the minimum amount necessary at the time of issuance in order to maintain compliance, or cure non-compliance in accordance with Section 10, with the Financial Maintenance Covenant in Section 9.11(d); plus (ii) $5.0 million; provided, that such Subordinated Debt shall include subordination terms acceptable to the Administrative Agent."

         (r) The final paragraph of Section 9.08 is hereby amended by replacing the reference therein to "$30.0 million" with "$60.0 million".

         (s) Section 9.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(a) Maximum Total Leverage Ratio. The Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

PERIOD                                                         RATIO
------                                                         -----
3/1/03 - 5/31/03.......................................         7.85
6/1/03 - 8/31/03.......................................         7.65
9/1/03 - 11/30/03......................................         7.25
12/1/03 - 2/28/04......................................         7.15
3/1/04 - 5/31/04.......................................         7.00
6/1/04 - 8/31/04.......................................         6.50
9/1/04 - 11/30/04......................................         6.50
12/1/04 - 2/28/05......................................         6.15

PERIOD                                                         RATIO
------                                                         -----
3/1/05 - 5/31/05.......................................         6.00
6/1/05 - 8/31/05.......................................         5.75
9/1/05 - 11/30/05......................................         5.50
12/1/05 - 2/28/06......................................         5.25
3/1/06 - 5/31/06.......................................         4.25
6/1/06 - 8/31/06.......................................         4.00
9/1/06 - 11/30/06......................................         3.50
12/1/06 - 2/28/07......................................         3.45
3/1/07 and thereafter..................................         2.50

         (b) Minimum Pro Forma Debt Service Coverage Ratio. The Pro Forma Debt Service Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:


PERIOD                                                         RATIO
------                                                         -----
3/1/03 - 5/31/03.......................................         1.00
6/1/03 - 8/31/03.......................................         1.00
9/1/03 - 11/30/03......................................         1.00
12/1/03 - 2/28/04......................................         1.00
3/1/04 - 5/31/04.......................................         1.00
6/1/04 - 8/31/04.......................................         1.00
9/1/04 - 11/30/04......................................         1.00
12/1/04 - 2/28/05......................................         1.00
3/1/05 - 5/31/05.......................................         1.00
6/1/05 - 8/31/05.......................................         1.00
9/1/05 - 11/30/05......................................         1.00
12/1/05 and thereafter.................................         1.15

         (c) Minimum Operating Cash Flow. The Operating Cash Flow of Borrower and its Consolidated Subsidiaries shall not, for the four fiscal quarters ending on any Test Date during any period set forth in the table below, be less than the amount set forth opposite such period in the table below:


PERIOD                                                         AMOUNT
------                                                         ------
3/1/03 - 5/31/03.......................................     $200.0 million
6/1/03 - 8/31/03.......................................     $200.0 million
9/1/03 - 11/30/03......................................     $205.0 million
12/1/03 - 2/28/04......................................     $210.0 million
3/1/04 - 5/31/04.......................................     $215.0 million
6/1/04 - 8/31/04.......................................     $220.0 million
9/1/04 - 11/30/04......................................     $225.0 million
12/1/04 - 2/28/05......................................     $230.0 million
3/1/05 - 5/31/05.......................................     $235.0 million
6/1/05 - 8/31/05.......................................     $245.0 million
9/1/05 - 11/30/05......................................     $250.0 million
12/1/05 - 2/28/06......................................     $270.0 million

PERIOD                                                         AMOUNT
------                                                         ------
3/1/06 - 5/31/06.......................................     $310.0 million
6/1/06 - 8/31/06.......................................     $320.0 million
9/1/06 - 11/30/06......................................     $325.0 million
12/1/06 - 2/28/07......................................     $330.0 million
3/1/07 and thereafter..................................     $340.0 million


                  In the case of a Disposition, the levels in the table above for periods after the sale shall be automatically reduced by an amount equal to the operating cash flow attributable to the assets sold in the most recently completed twelve (12) month period prior to the date upon which the calculation specified in the following sentence is delivered pursuant to clause (i) of such sentence. For purposes of the foregoing, "operating cash flow" shall be calculated in a manner consistent with the definition of "Operating Cash Flow" in this Agreement, which calculation (i) shall be delivered to the Administrative Agent at least fifteen (15) days prior to the closing of such Disposition, (ii) to the extent available, shall be based on historical accounting records of Borrower and its Consolidated Subsidiaries for the relevant calculation period and (iii) shall be subject to disapproval by the Administrative Agent for ten (10) days after it is delivered to the Administrative Agent. In case of disapproval, the Administrative Agent and Borrower shall negotiate in good faith in order to agree on an acceptable calculation and resultant covenant levels within twenty (20) days. If the Administrative Agent and Borrower shall not be able to agree on an acceptable calculation and resultant covenant levels within such twenty
         (20) day period, then an independent third party mutually acceptable to the Administrative Agent and Borrower shall be appointed within five
         (5) days of the expiration of such twenty (20) day period and shall determine, within ten (10) days of its appointment, such calculation and resultant covenant levels, such third party's determination to be binding on the parties hereto.

                  (d) Minimum Liquidity. At no time after the Amendment No. 4 Effective Date shall the sum of (x) the Cash Balance plus (y) the aggregate amount of the Unutilized Revolving Credit Commitments of all of the Lenders be less than $45,000,000."

         (t) Section 9.17 of the Credit Agreement is hereby amended by (i) replacing the comma after the phrase "Marketing Agreements" with the words "or the", and (ii) deleting the phrase "or the Facilities Agreement" at the end of such section.

         (u) Section 9.19(c)(i)(z) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(z) the Senior Subordinated Notes Financing Documents as in effect on the Original Closing Date, the Additional Senior Subordinated Notes Documents, the Parent Refinanced Notes Documents, the Senior Notes Documents and any Permitted Refinancing of any thereof so long as such restriction in such Additional Senior Subordinated Notes Documents, the Parent Refinanced Notes Documents, the Senior Notes Documents or such Permitted Refinancing is not more disadvantageous to the Creditors or Borrower than the Senior Subordinated Notes Financing Documents as in effect on the Original Closing Date or, in the case of the Senior Notes Documents or any Permitted Refinancing thereof, the Senior Notes Documents as in effect on the Amendment No. 4 Effective Date,"

         (v) Section 9.21 of the Credit Agreement is hereby amended by (i) replacing the word "and" following the phrase "the Additional Senior Subordinated Notes Documents" with a comma and

(ii) adding, following the words "Parent Refinancing Notes Documents" and before the comma, the phrase "and the Senior Notes Documents".

         (w) Section 9.23(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(a) make any payment or prepayment (optional or otherwise) on or with respect to (including any sinking fund payment), or redeem, defease or repurchase (whether in cash, securities or other Property) or otherwise acquire or retire for value any of, the Senior Subordinated Notes, the Parent Subordinated Notes, any Existing Notes, any Additional Senior Subordinated Notes, any Parent Refinanced Notes, any Senior Notes or any Permitted Refinancing of any of the foregoing, except (1) regularly scheduled mandatory payments of interest, (2) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Parent, and (3) the exchange of Senior Subordinated Notes, Additional Senior Subordinated Notes, Parent Refinanced Notes or Senior Notes for exchange notes, as contemplated by the respective definitions thereof;"

         (x) Section 9.23(b) of the Credit Agreement is hereby amended by adding the phrase "Senior Notes Documents," immediately after the phrase "Parent Financing Documents," appearing in the second line of such Section.

         (y) Section 9.23(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(c) effect any material change in (i) the Senior Subordinated Notes Indenture in connection with the Exchange Offer or enter into an Exchange Indenture which is different in any material respect from the Senior Subordinated Notes Indenture in connection with the Exchange Offer, in each case unless the terms thereof are reasonably acceptable to Agents and the Majority Lenders, or (ii) the Senior Notes Indenture in connection with the Senior Exchange Offer or enter into a Senior Exchange Indenture which is different in any material respect from the Senior Notes Indenture in connection with the Senior Exchange Offer, in each case unless the terms thereof are reasonably acceptable to Agents and the Majority Lenders."

         (z) Section 9.28 of the Credit Agreement is hereby deleted in its entirety.

         (aa) Section 10(p) of the Credit Agreement is hereby deleted in its entirety.

         (bb) Section 10 of the Credit Agreement is hereby amended by adding the following at the end thereof:

         "Notwithstanding anything herein to the contrary, if at any time (i) a Default or Event of Default shall occur and be continuing pursuant to
         Section 10(d) solely as a result of any failure of the Obligors to comply with Section 9.11(d), (ii) within 5 days of the occurrence of such Default or Event of Default (without giving effect to the five (5) Business Days grace period contained in Section 10(d) hereof) the Obligors shall have received Net Available Proceeds of any Equity Issuance or issuance of Subordinated Debt and (iii) following the receipt of such Net Available Proceeds the Obligors shall be in compliance with Section 9.11(d), then, such Default or Event of Default shall be deemed cured and shall cease to exist as of the date of its first occurrence and all rights and remedies of the Credit Parties under this Agreement and the other Credit Documents consequent thereon shall cease to be of any force or effect in respect thereof."

         (cc) Section 12.11 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent, each Lender and each Obligor, may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to the Administrative Agent, such Lender or such Obligor relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby."

         (dd) Exhibit L to the Credit Agreement is hereby amended in its entirety and replaced with Exhibit L attached hereto.

                                   ARTICLE II

                           AUTHORIZATIONS AND CONSENTS

Section 2.1. Issuance of Senior Notes.

         (a) The Administrative Agent and the Majority Lenders hereby consent to the issuance of the Senior Notes; provided, that the issuance of the Senior Notes shall be consummated not later than July 30, 2003.

         (b) The Administrative Agent and the Majority Lenders hereby approve the terms and forms of the Senior Note Documents delivered to the Administrative Agent on or prior to the Effective Date.

         Section 2.2. Amended and Restated Security Agreement. The Administrative Agent and the Majority Lenders hereby consent to the execution and delivery of the Amended and Restated Security Agreement among the Borrower, the PR Borrower, each of the Guarantors and the Administrative Agent in the form of Exhibit A hereto.

                                  ARTICLE III

                              ADDITIONAL AGREEMENTS

In order to induce the Administrative Agent and the Majority Lenders to enter into this Amendment, the Borrower and each of the Obligors hereby agree as follows:

Section 3.1. Allocation of Proceeds of Senior Notes. Notwithstanding any other term or provision contained in the Credit Agreement or the other Credit Documents, the Senior Notes Proceeds shall be allocated as follows:

         (a) Sixty percent (60%) of the Senior Notes Proceeds shall be applied in accordance with Section 3.2 below to prepay Term Loans.

         (b) Forty percent (40%) of the Senior Notes Proceeds shall be retained by the Borrower (i) for the payment of reasonable and customary transaction costs incurred in connection with the issuance of the Senior Notes, and (ii) for general corporate purposes in accordance with the terms and provisions of the Credit Agreement.

Section 3.2. Application of Proceeds of Senior Notes. Notwithstanding any other term or provision contained in the Credit Agreement or the other Credit Documents, the portion of the Senior Notes Proceeds allocated to prepay Term Loans in accordance with Section 3.1(a) above shall be applied as follows:

         (a) First, the first $180.0 million of such proceeds shall be applied to prepay Term Loans in accordance with Section 2.09(c)(ii) of the Credit Agreement; and

         (b) Second, any such proceeds in excess of $180.0 million shall be applied to prepay Term Loans in accordance with Section 2.10(b)(i)(B) of the Credit Agreement.

Section 3.3. Fee to Approving Lenders. As an inducement to the Lenders and the Administrative Agent to enter into this Amendment, upon the effectiveness of this Amendment, Borrower agrees to pay to the Administrative Agent, for the benefit of each Lender that executes this Amendment on or prior to 1:00 p.m. (Eastern time) on June 19, 2003 (each such Lender an "Amendment No. 4 Approving Lender"), a fee (an "Approving Lenders Fee") in an amount equal to 0.50% (1/2 of one percent) of the sum of (i) the aggregate outstanding principal amount of such Amendment No. 4 Approving Lender's Term Loans and (ii) such Amendment No. 4 Approving Lender's Revolving Credit Commitment (in each case prior to giving effect to this Amendment) and the application of Senior Notes proceeds pursuant to Section 3.2 hereof.

Section 3.4. Perfection Certificate. The Borrower hereby agrees that it shall execute and deliver to the Administrative Agent as soon as practicable, but in no event later than July 20, 2003, a duly completed perfection certificate (together with all attachments thereto) in form and substance reasonably satisfactory to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties. Each of the Obligors represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Creditors that:

         (a) No Default or Event of Default shall have occurred and be continuing;

         (b) the representations and warranties of the Obligors contained in the Credit Agreement and in the other Credit Documents are true and complete in all material respects on and as of the Effective Date (as defined in Section 5.1 below) with the same force and effect as if made on and as of the Effective Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

         (c) since February 28, 2003, there has not occurred any Material Adverse Effect;

         (d) there are no existing claims by it against any of the Creditors and there are no offsets or defenses by it to the payment of any amounts required under the Credit Documents or otherwise to the enforcement by the Creditors of the Credit Documents; and

         (e) all of the obligations in connection with the issuance of the Senior Notes have been met; all Companies party to the Senior Notes Documents have the power and authority to execute, deliver and carry out the terms and provisions of the Senior Notes Documents and the transactions contemplated thereby and have taken or caused to be taken all necessary corporate or other action to authorize the execution, delivery and performance of the Senior Notes Documents and the transactions contemplated thereby; and the issuance of the Senior Notes would not cause a Default or Event of Default under the Credit Documents, the Parent Financing Documents, the Senior Subordinated Notes Financing Documents or any other agreements to which the Obligors may be a party.

                                    ARTICLE V

                                  EFFECTIVENESS

Section 5.1. Effective Date. This Amendment shall become effective on the date on which all of the following conditions precedent shall have been satisfied, or waived in writing (such date being referred to herein as the "Effective Date"):

         (a) The Administrative Agent shall have received fully executed counterparts of this Amendment executed by (i) the Obligors, (ii) the Administrative Agent and (iii) the Majority Lenders;

         (b) The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated as of the Effective Date) of (i) Gibson, Dunn & Crutcher LLP, counsel for Borrower and the PR Borrower, and (ii) the Borrower's general counsel, each in form and substance satisfactory to the Administrative Agent and to Clifford Chance US LLP, counsel to the Administrative Agent, and covering such matters related to, among other things, the transactions contemplated by this Amendment and the Senior Notes Documents as the Administrative Agent may reasonably require;

         (c) Borrower and its Subsidiaries shall have received gross proceeds from the issuance of the Senior Notes of not less than $500 million;

         (d) The Administrative Agent shall have received fully executed copies of each of the Senior Notes Documents in form and substance satisfactory to the Administrative Agent;

         (e) All representations and warranties contained in this Amendment or otherwise made in writing to the Administrative Agent and the Lenders in connection herewith shall be true and correct in all material respects;

         (f) The Administrative Agent and the Lenders shall have received payment of all fees (including, without limitation, the Approving Lenders Fee) and other amounts due and payable on or prior to the Effective Date, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of Clifford Chance US LLP and FTI Consulting, Inc., financial advisor to Clifford Chance US LLP ("FTI")), required to be reimbursed or paid by any Obligor hereunder or under any other Credit Document;

         (g) The Administrative Agent shall have received fully executed originals of the Amended and Restated Security Agreement attached hereto as Exhibit A;

         (h) The Borrower shall have delivered to the Administrative Agent an Officers' Certificate or other evidence satisfactory to the Administrative Agent confirming the dissolution of Centennial US Wireless, LLC;

         (i) The Administrative Agent and its counsel shall have received such approvals, information, materials and documentation as the Administrative Agent or its counsel may reasonably request, which approvals, information, materials and documentation shall be satisfactory in form and substance to the Administrative Agent and its counsel; and

         (j) All legal matters incident to this Amendment and the effects hereof or any of the Credit Documents shall be acceptable to the Administrative Agent and its counsel.

                                   ARTICLE VI

                                ACKNOWLEDGEMENTS

Section 6.1. Confirmation and Acknowledgement of the Obligations; Release. Each of Borrower, Parent and PR Borrower hereby (i) confirms and acknowledges to the Administrative Agent and the Lenders that it is validly and justly indebted to the Administrative Agent and the Lenders for the payment of all obligations without offset, defense, cause of action, demand or counterclaim of any kind or nature whatsoever under the Credit Documents pursuant to the terms thereof and
(ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the Credit Documents and the Liens on the Collateral which were granted pursuant to any of the Credit Documents or otherwise. Each of the Obligors, on its own behalf and on behalf of its successors and assigns, hereby waives, releases and discharges the Administrative Agent and each Lender and all of the affiliates of the Administrative Agent and each Lender, and all of the directors, officers, employees, attorneys, agents, successors and assigns of the Administrative Agent, each Lender and such affiliates, from any and all claims, demands, actions or causes of action (known and unknown) arising out of or in any way relating to any of the Credit Documents and any documents, agreements, dealings or other matters connected with any of the Credit Documents, in each case to the extent arising on or prior to the date hereof or out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof.

Section 6.2. Acknowledgement and Consent by Guarantors.

         (a) Each of the Guarantors hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations pursuant to the Credit Documents shall not be impaired and its guarantee pursuant to the Credit Agreement is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

         (b) Each of the Guarantors hereby confirms and acknowledges that it is validly and justly indebted to the Administrative Agent and the Lenders for the payment of all of its obligations which it has guaranteed, without offset, defense, cause of action or counterclaim of any kind of nature whatsoever under the Credit Documents pursuant to the terms thereof.

         (c) Each of the Guarantors hereby reaffirms and admits the validity and enforceability of the Credit Agreement and the Credit Documents to which it is a party and the Liens on the Collateral which were granted by it pursuant to any of the Credit Documents or otherwise.

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.1. Costs and Expenses. The Obligors acknowledge and agree that their obligations set forth in Section 12.03(a)(i) of the Credit Agreement include reasonable out-of-pocket costs and expenses of the Amendment Arrangers in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated), including, but not limited to, the reasonable fees and disbursements of Clifford Chance US LLP, counsel to the Administrative Agent, and FTI.

Section 7.2. Cooperation of Financial Advisor. The Obligors shall, and shall instruct their financial advisor to, cooperate with FTI in connection with FTI's engagement, including, without limitation, FTI's review and evaluation of the operations and financial performance of Borrower and the other Obligors.

Section 7.3. Consultation with Advisors. Each of the Obligors acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment.

Section 7.4. Limited Waiver or Modification; Ratification of Credit Agreement.

         (a) Except to the extent hereby expressly waived or modified, the Credit Agreement and each of the Credit Documents remain in full force and effect and are hereby ratified and confirmed.

         (b) This Amendment shall be limited precisely as written and shall not be deemed: (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Creditors; or (ii) to prejudice any right or rights which the Creditors may now have or have in the future under or in connection with any Credit Document or any of the instruments or agreements referred to in a Credit Document. Except to the extent hereby modified, the Credit Agreement and each of the Credit Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Credit Agreement as heretofore amended or modified and as modified by this Amendment are hereby ratified and confirmed.

Section 7.5. References. All references to the "Credit Agreement," "this Agreement," "herein," "hereafter," "hereto," "hereof," and words of similar import appearing in the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment. Reference to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Credit Agreement or in the other Credit Documents shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment. This Amendment shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Amendment as a whole.

Section 7.6. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 7.7. Credit Document. This Amendment is a Credit Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

Section 7.8. Severability. Any provision of this Amendment which is invalid, illegal or unenforceable under the applicable law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 7.10. Further Assurance. The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

Section 7.11. Successors and Assigns. The provisions of this Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 7.12. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 7.13. Relationship. The Obligors agree that the relationship between the Administrative Agent and the Lenders, on the one hand, and the Obligors, on the other hand, is that of creditor and debtor and not that of partners or joint venturers. This Amendment does not constitute a partnership agreement or any other association between the Administrative Agent, the Lenders and the Obligors. The Obligors acknowledge that the Administrative Agent and the Lenders have acted at all times only as creditors to the Obligors within the normal and usual scope of the activities normally undertaken by a creditor and in no event have the Administrative Agent or any of the Lenders attempted to exercise any control over the Obligors or their respective businesses or affairs.

Section 7.14. No Third Party Beneficiaries. This Amendment is made and entered into for the sole protection and benefit of the Obligors, the Administrative Agent and the Lenders and no other person or entity shall have any right of action herein, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.



                          BORROWER:

                          CENTENNIAL CELLULAR OPERATING CO. LLC


                          By:           /s/ TONY L. WOLK
                             ---------------------------------------------------
                             Name:      Tony L. Wolk
                             Title:     Senior Vice President, General Counsel


                          PR BORROWER:

                          CENTENNIAL PUERTO RICO OPERATIONS CORP.


                          By:           /s/ TONY L. WOLK
                             ---------------------------------------------------
                             Name:      Tony L. Wolk
                             Title:     Senior Vice President, General Counsel


                          PARENT AND GUARANTOR:

                          CENTENNIAL COMMUNICATIONS CORP. (formerly known as Centennial Cellular Corp.)


                          By:           /s/ TONY L. WOLK
                             ---------------------------------------------------
                             Name:      Tony L. Wolk
                             Title:     Senior Vice President, General Counsel


                          AGENTS AND LENDERS:

                          BANK OF AMERICA, N.A., individually and as
                          Administrative Agent and as Amendment Arranger


                          By:              /s/ JOHN W. WOODIEL
                             ---------------------------------------------------
                             Name:          John W. Woodiel III
                             Title:         Managing Director

                        JP MORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), individually and as Co-Syndication Agent and as Amendment Arranger


                        By:              /s/ DAVID E. OLIVER
                           -----------------------------------------------------
                           Name:          David E. Oliver
                           Title:         Vice President


                        MERRILL LYNCH & CO., and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, individually and as Co-Syndication Agent

                          By:          /s/ KEVIN LYDON
                             -----------------------------------------------
                          Name:          Kevin Lydon
                          Title:         Managing Director


                        THE BANK OF NOVA SCOTIA, individually and as
                        Documentation Agent


                           By:          /s/ STEPHEN C. LEVI
                              ------------------------------------------------
                           Name:          Stephen C. Levi
                           Title:         Director